                                                                    EXHIBIT 10.3

                           DEFERRED COMPENSATION PLAN
                           --------------------------


ARTICLE 1.  ELIGIBLE EMPLOYEES
            ------------------

     All officers and directors of Coast Federal Bank (the "Bank") who are designated as being eligible to participate in this Deferred Compensation Plan ("Plan") either by the Board of Directors of the Bank, or by such party or parties as may be appointed from time to time by the Board with authority to administer the Plan ("Administrators") shall be identified as "Eligible Participants" for purposes of this Plan. An Eligible Participant may elect to participate in this Plan by filing a written and signed notice of election in the form prescribed by the Board of Directors or the Administrators. Said written notice must be filed with the Bank or with the Bank subsidiary for which the Participant performs services. Any reference to Plan Year and Calendar Year shall be deemed to have the same meaning.

ARTICLE 2.  ELECTION TO DEFER RECEIPT OF COMPENSATION
            -----------------------------------------
     (A) An Eligible Participant in the Plan may elect, from year-to-year to defer a portion of his/her compensation (including bonuses) that otherwise would be payable on a current basis. Except as provided for hereafter, an election to defer compensation

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shall be delivered to the Bank prior to the first day of the calendar year in which the compensation to be deferred would otherwise be earned for services to be performed after such election. An election by an Eligible Participant for deferral of compensation referable to a particular year of employment shall not constitute an election to defer compensation referable to employment in any other year except as otherwise specified by the Eligible Participant. An Eligible Participant who elects to defer receipt of compensation under the terms of this Plan is identified as a "Participant" for purposes of this Plan.

     (B) With regard to calendar year 1995, the year in which this Plan is adopted and implemented, an Eligible Participant may make an election to defer compensation for services to be performed in 1995 subsequent to his/her election, provided that such election must be delivered within 30 days after the date that the Plan is effective.

     (C) In the first year in which a party becomes an Eligible Participant, such newly Eligible participant may make an election to defer compensation for services to be performed during that calendar year at a time subsequent to the election, provided that such election must be delivered within 30 days after the date such party first becomes an Eligible Participant.

     (D) An election to be an Eligible Participant (or any other notice(s) to the Bank from a Participant (or any other notice(s) to the Bank from an Eligible Participant or a Participant made pursuant to the notice provision of this Plan) will be deemed

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delivered for purposes of the Plan on the date that a signed writing is personally delivered to the Secretary of the Bank, or two business days after such signed writing is deposited by registered or certified mail (with appropriate prepaid postage and delivery instructions) to the Secretary of the Bank.

ARTICLE 3.  AMOUNT THAT MAY BE DEFERRED
            ---------------------------

     A Participant may designate the percentage of compensation otherwise earned by him/her for services performed in a particular calendar year which shall be deferred. A Participant may designate different deferral percentages with regard to his/her regular compensation or bonuses, and may also specify a maximum total amount that shall be deferred in a particular calendar year. Notwithstanding the foregoing, the maximum total amount that may be deferred in a particular calendar year shall not exceed fifty percent (50%) of the sum of a Participant's regularly scheduled compensation and bonuses otherwise payable with regard to that calendar year (or a greater amount approved from time-to-time by the Bank's Board of Directors or the Plan's Administrators).

ARTICLE 4.  DEFERRED COMPENSATION ACCOUNT
            -----------------------------

     Subject to the terms and conditions of Article 5, all compensation deferred hereunder will be credited by the Bank to a Deferred Compensation Account maintained in the name of the Participant. The amount deferred will be credited to the account of the Participant as of the day that such amount would otherwise be payable as compensation or as a bonus to that Participant, or such earlier date as specified by the Administrator. Each

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Participant shall be annually provided with a statement of the balance in his or her Deferred Compensation Account.

ARTICLE 5.  INVESTMENT OF AMOUNTS DEFERRED
            ------------------------------
     (A) Unless the Administrators elect to make investment options available in accordance with paragraphs (B), (C) or (D) of this Plan, deferrals under this Plan will be credited with interest at a rate which shall be determined in the sole discretion of the Administrators.

     (B) Subject to the consent of the Bank and to the conditions of this Section (B), a Participant periodically may request to have all or a portion of the amounts credited to the Participant's Deferred Compensation Account treated as a deemed investment in one or more of the following:

         (i) A specified life insurance policy insuring the life of the Participant,

         (ii)   A specified individual or group annuity contract, or

         (iii) Any other interest bearing or earnings rate crediting vehicle that the Bank makes available to the Participant.

     The Bank, in its sole discretion, may consent to or deny any such request. If the Bank consents to a Participant's request, the Bank may, at is sole option, apply for and actually purchase such policy, contract or other vehicle, and in such event all premium payments, contract deposits or other deposits and related costs and expenses, shall be charged to the Participant's Deferred

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Compensation Account. If the Bank denies the Participant's request, or if the
Participant does not make a request, the Participant's Deferred Income Account shall be deemed invested in the manner designated by the Plan Administrators. A Participant's Deferred Compensation Account shall be credited or charged at least annually with the earnings or losses applicable to the investment options in which the Participant's Deferred Compensation Account is deemed to be (or is actually) invested. Any portion of a Deferred Compensation Account that is actually invested in a vehicle that is not liquid (e.g., an annuity contract
                                                   ---
that has not matured) at the time that portion is to be distributed to the Participant pursuant to Article 6 shall instead be distributed when it becomes liquid, and, to that extent, the Participant's elections with regard to the form and timing of benefit payments shall be overridden.

     (C) In the event that the Bank elects to purchase a life insurance policy on the life of a Participant, then notwithstanding the deemed investment of the Participant in the policy described herein, such policy shall for all purposes be owned by and be the sole property of the Bank, all policy proceeds shall be payable to and be the sole property of the Bank, and the Bank shall have sole authority to determine and make all elections and options provided for in the policy, including but not limited to the right to the receipt of all dividends and other amounts declared thereon, and the right to receive policy loans.

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

ARTICLE 6.  DISTRIBUTION OF DEFERRED COMPENSATION ACCOUNT
            ---------------------------------------------
     (A) At such time as a Participant provides the Bank with a timely election, in the manner specified in Article 2, to defer compensation for a particular year of service, such Participant shall also elect the payment commencement date of amounts attributable to that deferral and the form in which they shall be paid. A Participant may elect among the benefit payment options made available by the Plan Administrators in their sole discretion. A Participant's payment election shall be made at least one year prior to the benefit commencement date elected, or, if later, on the date he or she first becomes a participant. Currently, a Participant may choose among the following payment options; however, the Plan Administrators may change the payment options available for subsequent deferrals from year to year without the need to amend the Plan:

         (i) Payment of the Participant's deferral for a year within sixty days after January 1 of the year chosen by the Participant (but not earlier than the third year beginning after the year for which the deferral was made) (a "Short-Term Payout), or (ii) Payment of the Participant's deferral for a year upon the Participant's Retirement (a "Retirement Payout").

Payment made be made either in a lump sum, or monthly installments for five, ten or fifteen years, or a combination of a lump sum and

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monthly installments for five, ten or fifteen years.  For purposes of this Plan,
"Retirement" means the commencement of benefit payments (including actual or deemed lump sum cashouts) to the Participant from any qualified or nonqualified defined benefit type of retirement plan or program maintained by the Bank, regardless of whether the Participant is any employee or director of the Bank at the time such benefit payments commence. If a Participant elects a Retirement Payout for a year, that election shall supersede all Retirement Payout elections made for prior years. The Plan Administrators shall determine in their sole discretion the manner in which deemed interest is to be credited on amounts held in a Participant's Deferred Compensation Account during installment payments.

          (B) In the event a Participant's employment with the Bank is terminated by the Bank following a "change in control," as defined in paragraph
(D) below, or the Participant terminates employment because his/her responsibilities or overall compensation benefits are materially reduced following such a change in control, then the Bank agrees to pay the Participant a lump sum distribution. Payments will be made on or after January 1st of the year following the year of termination and before January 31st of the year following the year of termination.

          Notwithstanding the foregoing, the Participant may override the payment provisions of this Section (B) by designating in writing a different payment form or commencement date to be effective in the event of a change in control, provided

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such designation is delivered to the Bank at least one year before the change in control is effective.

          (C) For the purpose of this Agreement a change in control of the Bank shall mean the acquisition by any person or entity of control of the Bank, or any entity controlling the Bank, within the meaning of Section 583.7 of the Regulations for Savings and Loan Holding Companies of the Office of Thrift Supervision, as amended, provided, however, that no change in control shall be deemed to occur in the event of any regulatory action specified in Section
563.39 (b) (5) of the Regulations of the Office of Thrift Supervision, as amended, or in the event of any merger, consolidation, or corporate reorganization in which the owners prior to said combination of the capital stock entitled to vote in the election of Directors ("Voting Stock") of the Bank or any organization controlling the Bank receive 75% or more of the resulting entity's Voting Stock. Without limitation of the foregoing, a change in control shall be deemed to occur if any person or entity directly or indirectly acquires ownership, control, power to vote, or proxies representing more than 25 percent of the Voting Stock of the Bank or any entity controlling the Bank, or obtains control of the election of a majority of the directors of the Bank or any entity controlling the Bank.

          (D) In the event of the death of a Participant while in the employ of the Bank, and in the further event that the election described in Article 5(B) is in effect at the time of such death, then the Participant's Deferred Compensation Account shall be

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credited with a deemed investment amount equal to the full face amount of the life insurance policy.

          (E) All distributions made by the Bank under the provisions of this
Article 6 shall be paid to the Participant; provided that in the event that the Bank receives delivery of a certified copy of a death certificate pertaining to Participant, then the Bank shall make all remaining payments to the estate of the Participant, or to such other party as has been designated as a beneficiary in a writing delivered to the Bank by a Participant prior to his/her death. Payments made to the designated beneficiary or estate shall be made in accordance with the Participant's installment payment elections in effect at the time of the Participant's death or in such manner as determined in the sole discretion of the Administrators.

ARTICLE 7.     DISTRIBUTION DUE TO AN UNFORESEEN EMERGENCY
               -------------------------------------------

          (A) In the event that a Participant, or a beneficiary of the Participant who has vested rights to receive distributions under the terms of the Plan, requests immediate distribution of all or any portion of the amounts credited to a Participant's Deferred Compensation Account, and provides proof to the satisfaction of the Administrators of the existence of an unforeseeable emergency, then the Administrators shall have the right, but not the obligation, to provide for an early withdrawal of amounts that would otherwise continue to be deferred under the terms of this Plan. The Administrators shall have total discretion with regard to its option hereunder, including but not limited to the discretion to

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refuse to provide for an early distribution in one or more instances without regard to the existence of an unforeseeable emergency. Notwithstanding anything herein to the contrary, if the Administrators approve of an early withdrawal hereunder, the amount of any such early withdrawal shall be limited to the amount necessary to meet the emergency in issue.

          (B) The term "unforeseeable emergency" shall for purposes of this Plan be defined as an unanticipated emergency that is caused by an event beyond the control of the Participant or beneficiary, which event would result in severe financial hardship to the individual if an early withdrawal were not permitted. In this regard it is the intent of this Plan that the Administrators comply with the early withdrawal requirements set forth in the Revenue Procedure 92-65 and all relevant further announcements, rulings and regulations of the Internal Revenue Service, inclusive of subsequent amendments to such requirements, if any.

ARTICLE 8.     DISTRIBUTION DUE TO A RETIREMENT PAYOUT
               ---------------------------------------

Participants elect a distribution timeframe at the time of the deferral. If the participant elects to receive a retirement payout and not receive it prior to retirement, the following options can be elected:

          (A) Lump Sum - The entire accrued value of the account is paid to the participant after January 1 but before January 31 of the year following retirement.

          (B) Monthly Installments - Participants can be paid in monthly installments for 5, 10, or 15 year durations. The monthly

                                       10
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payments begin after January 1 but before January 31 of the year following retirement. Earnings will continue to be posted to the remaining balance on an annual basis. Should the participant die prior to all payments being made, the remaining payments will be made to the spouse or, if applicable, to the designated beneficiary.

ARTICLE 9.     INTERPRETATION OF PLAN PROVISIONS
               ---------------------------------

          (A) The Participants in the Plan are aware of the fact that issues relating to the interpretation of the provisions of this Plan may arise from time to time, including but not limited to ambiguities, if any, relating to the application of the terms and conditions of this Plan to the facts and circumstances of a particular Participant. As a condition to being selected as an Eligible Participant in the Plan, it is understood that each Participant agrees that the Board of Directors and the Plan Administrators appointed by the Board from time to time shall have broad discretion to interpret the terms and provisions of this Plan in accordance with the intent and purpose of the Plan, and to make binding determinations and resolve ambiguities in accordance with such interpretations. In this regard the Board of Directors and the Plan Administrators may, from time to time, issue rulings regarding the proper interpretation of the terms and provisions of this Plan, which rulings shall be final and determinative for all purposes. To the extent permitted by applicable law and regulation, the Bank shall indemnify and hold harmless the members of the Board of Directors and the Plan Administrators from and

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against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with performance under the Plan, other than liabilities, costs and expenses as may result from gross negligence, bad faith, willful misconduct, or criminal act of such persons.

ARTICLE 10.    DEFERRAL OF NON-DEDUCTIBLE PAYMENTS
               -----------------------------------

          A. It is agreed and understood that it is the intent of this Plan that all distributions by the Bank hereunder shall qualify for a corporate tax deduction for both federal and state income tax purposes during the calendar year in which any such distribution is made. In the event that the Board of Directors or the Administrators determine in good faith that any provision of the Internal Revenue Code or the California Bank and Corporation Tax Law may preclude an immediate deduction for any proposed distribution scheduled to be made pursuant to the provisions of Article 6 then the Board of Directors or the Administrators may, at their option, require that all or any portion of such distribution shall be further deferred until the taxable period(s) in which it can be determined in good faith by the Bank that such distribution(s) would be fully deductible by the Bank for federal and state income tax purposes. In the event of any further deferral under the terms of this Article 9, the unpaid amounts in the Participant's Deferred Compensation Account shall continue to accrue earnings, if any, through the date of actual distribution. In the event of any conflict between the provisions of this Article

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9 and any of the other provisions of this Plan, then the provisions of this
Article 9 shall be controlling.

ARTICLE 11.    NATURE OF RIGHT TO RECEIVE PAYMENTS
               -----------------------------------

          The Participants in the Plan have the status of general unsecured creditors of the Bank and the Plan constitutes a mere promise by the Bank to make benefit payments in the future. Accordingly, all amounts credited to a Participant's Deferred Compensation Account, as well as the ownership and the proceeds of any insurance policies purchased by the Bank due to its purchase option hereunder, constitute general assets of the Bank and shall be subject to claims by the Bank's creditors.

ARTICLE 12.    NO RIGHT TO ASSIGN, ENCUMBER OR OTHERWISE ALIENATE
               --------------------------------------------------

          (A) A Participant's rights to benefit payments under this Plan are not subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's beneficiary.

          (B) In the event that prior to a Participant's death or the date that a Participant or the Bank provides notice of intent to terminate employment, the Bank determines in good faith that it would be materially adverse to the financial interests of the Bank to continue to own one or more life insurance policies on the life of a Participant previously purchased by the Bank pursuant to the provisions of Article 5, the Bank shall have the discretion to terminate one or more of such policies and credit the Participant's Deferred Compensation Account with an amount equal to the cash

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surrender value of the policy, plus all other amounts therefore received by the
Bank with regard to the policy, including, but not limited to dividend and interest payments and policy loan proceeds, less premiums, if any, advanced by the Bank at times when the Participant's Deferred Compensation Account was insufficient to pay policy premiums. Nothing contained herein shall be construed to require the Bank to purchase a life insurance policy on the life of a Participant in the event the Bank approves an election by a Participant to have all or a portion of the amounts credited to a Participant's Deferred Compensation Plan Account treated as a deemed investment in a specified life insurance policy.

ARTICLE 13.    MISCELLANEOUS
               -------------

          (A) All notices provided in the Plan to the Bank shall be addressed to Coast Federal Bank, 8433 Fallbrook Avenue, West Hills, California 91304,
Attention: Director of Human Resources. All notices and distributions by the Bank provided in the Plan to a Participant or a beneficiary may be addressed to the last home address that has theretofore been provided to the Bank by the Participant.

          (B) All section headings herein have been inserted for convenience of reference only and shall in no way modify, restrict or otherwise affect the meaning or interpretation of any of the terms or provisions of this Plan.

          (C) If any provision of this Plan is determined to be invalid and unenforceable, then the Board of Directors shall determine if such invalidity does not materially undermine the purpose and intent of this Plan, and if such is the case, then it may carry into effect the remaining provisions of this Plan.

          (D) It is the intent of the Bank to obtain a ruling from the Internal Revenue Service stating in effect that a Participant in this Plan shall not recognize taxable income with regards to amounts deferred hereunder until the date of distribution of amounts from his/her Deferred Compensation Account. In the event that such a ruling is not obtained within nine months after date of the adoption of this Plan, then the Bank, at its option, may terminate this Plan and provide for the immediate distribution of all balances in the Deferred Compensation Account of the Participants.

          (E) It is the intent of this Board of Directors that this Plan shall constitute an unfunded plan for purposes of the Internal Revenue Code and the California Bank and Corporation Tax Code, as well as for purposes of Title I of Employee Retirement Income Security Act of 1974, as amended ("ERISA"). However, the Administrators may elect in their sole discretion to establish a funding vehicle for the Plan, however, any such funding vehicle shall continue for all purposes to be a part of the general assets of the Bank and no person other than the Bank shall by virtue of the provisions of this Plan have any interest in such assets.

          (F) The Board of Directors reserves the right, at any time and from time to time to modify, amend or terminate any or all of the provisions of this Plan, except that in the absence of a written agreement to the contrary, a Participant or his/her successors shall be deemed vested with all amounts credited to their respective Deferred Compensation Account, and such vested benefits shall not be diminished or otherwise affected by any such modification, amendment or termination. If the Plan is terminated, the Bank reserves the right to pay each Participant the amount credited to his Deferred Compensation Account in a lump sum.

          (G) This Plan shall be subject to all rules and restrictions imposed by the Bank's governing regulatory authorities dealing with the adoption, implementation and termination of non-qualified deferred compensation plans.

          (H) All amounts paid or deferred pursuant to this Plan shall be subject to applicable federal, state and local withholding for taxes.

          (I) Normally, a Participant need not present a formal claim for payment in order to qualify for rights or receive payment under the Plan. However, if any person has a claim under the Plan, the formal claim must be pursued by procedures adopted by the Administrators in accordance with Section 503 of ERISA. Following exhaustion of a Participant's remedies under the claims procedures adopted by the Administrators and if the claim was denied, a claimant may pursue his or her claims in arbitration as provided in the arbitration agreement entered into by each Participant with the Bank. In no event will any claim be subject to resolution by any means (such as in a court of law) other than this claims procedure or arbitration.

ARTICLE 14.    PROCEDURE FOR APPEAL OR DENIAL OF BENEFITS
               ------------------------------------------

          (A) The Committee shall provide notice in writing to the Participant's spouse or successor if applicable (hereinafter individually and collectively referred to as "Claimant") if a claim for benefits under this 1995 Plan has been denied in whole or in part. Such notice shall be made within 90 days of the receipt by the Committee of the claim or, if special circumstances require, and the Claimant is so notified in writing, within 180 days of the receipt by the Committee of the claim. The notice shall (i) set forth the specific reasons for the denial of benefits; (ii) contain specific references of provisions of the 1995 Plan relative to the denial; (iii) describe any material and information, if any, necessary for the claim for benefits to be allowed, which had been requested, but not received by the Committee; and (iv) advise the Claimant that any appeal of the Committee's adverse determination must be made in writing to the Committee, within 60 days after receipt of this notification, setting forth the facts upon which the appeal is based.

          (B) If the Claimant fails to appeal the Committee's denial of benefits in writing and within 9 days, the Committee's determination shall become final and conclusive.

          (C) If the Claimant timely appeals the Committee's denial of benefits, the Committee shall reexamine all issues relevant to the original denial of benefits. The Committee may in addition, upon at least 10 days written notice, request the Claimant or his/her representative to personally appear before it to make an oral presentation or answer questions that may have been raised, or the Claimant or their representative may make a request to personally appear before the Committee.

          (D) The Committee shall advise the Claimant in writing of its decision and the specific reasons on which such decision was based within 60 days of receipt of the written appeal, or personal appearance of the Claimant or his/her representative, unless special circumstances require an extension of 60 day period for not more than an additional 60 days. Where such extension is necessary, all parties shall be given written notice of the delay.

          (E) If the decision of the Committee remains in dispute, then all such disputes under this Plan will be resolved by submission to binding arbitration at the local offices of Judicial Arbitration & Mediation Services, Inc. (JAMS). The Bank and the disputing party may agree on a retired judge from the JAMS panel. If they are unable to agree, JAMS will provide a list of three judges and each party may strike one. If two of the three judges are stricken, the remaining judge will serve as the arbitrator. If two arbitrators remain, the first judge listed shall serve as arbitrator. All arbitration must be initiated within one year after the written decision of the Committee and the failure to initiate arbitration within the one-year period constitutes an absolute bar to the institution of any new proceedings. The aggrieved party can initiate arbitration by sending written notice of an intention to arbitrate by registered or certified mail to all parties and to JAMS. The notice must contain description of the dispute, the amount involved, and the remedy sought. All arbitration shall be subject to a Future Disputes Submission Agreement, a copy of which is attached hereto as Exhibit "C" and incorporated herein. Exhibit "C" sets forth the rights of the parties if the case is arbitrated and rules and procedures to be followed at the arbitration hearing.

ARTICLE 15.    NOTICES, STATEMENTS AND REPORTS
               -------------------------------

          The Committee shall be the "administrator" of the Agreement as defined in Section 3 (16)(A) of ERISA for purposes of the reporting and disclosure requirements imposed by ERISA and the Internal Revenue Code of 1986, as amended.

ARTICLE 16.    INDEMNIFICATION
               ---------------

          To the extent permitted by applicable law and regulation, the Bank shall indemnify and hold harmless the members of the Board of Directors of the Bank and the members of the Committee from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities, and obligations under this Plan, other than such liabilities, costs and expenses as may result from gross negligence, bad faith, willful misconduct, or criminal acts of such persons.